Exhibit 23.1

CONSENT OF INDPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of BioLife Solutions, Inc. (“the Company”) of our report dated March 15, 2019, relating to our audits of the financial statements of the Company appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2018.

We also consent to the reference to us under the heading “Experts” in this Registration Statement on Form S-3.

/s/ PETERSON SULLIVAN LLP

Seattle, Washington

September 24, 2019